August 1, 2007

Vitro, S.A.B. de C.V.
Ave. Ricardo Margain Zozaya #400
Col. Valle del Campestre
San Pedro Garza Garcia
Nuevo Leon, 66265 Mexico

Ladies and Gentlemen:

We are acting as special U.S. counsel to Vitro, S.A.B. de C.V. (the "Company"), a corporation (sociedad anonima bursatil de capital variable) organized under the laws of the United Mexican States ("Mexico"), in connection with the filing of a Registration Statement on Form F‑4 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of registering the issuance of up to US$300,000,000 in aggregate principal amount of 8.625% Senior Exchange Notes due 2012 of the Company (the "New 2012 Notes") and the related guarantees of the New 2012 Notes (the "New 2012 Notes Guarantees") and up to US$700,000,000 in aggregate principal amount of 9.125% Senior Exchange Notes due 2017 of the Company (the "New 2017 Notes" and, together with the New 2012 Notes, the "New Notes") and the related guarantees of the New 2017 Notes (the "New 2017 Notes Guarantees" and, together with the New 2012 Notes Guarantees, the "New Guarantees").

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.  The relevant New Notes and New Notes Guarantees are to be issued in exchange (the "Exchange") for the Company's issued and outstanding 8.625% Senior Notes due 2012 (the "Old 2012 Notes") and the related guarantees of the Old 2012 Notes (the "Old 2012 Notes Guarantees") and the Company's issued and outstanding 9.125% Senior Notes due 2017 (the "Old 2017 Notes" and, together with the Old 2012 Notes, the "Old Notes") and the related guarantees of the Old 2017 Notes (the "Old 2017 Notes Guarantees" and, together with the Old 2012 Notes Guarantees, the "Old Guarantees"), respectively.

The New Notes will be issued pursuant to the terms of each of the indentures dated as of February 1, 2007 (the "Original Indentures"), each as supplemented by a Supplemental Indenture dated as of April 27, 2007 (the "First Supplemental Indentures") and a Second Supplemental Indenture dated as of the closing date of the exchange offer (the "Second Supplemental Indentures" and, together with the Original Indentures and the First Supplemental Indentures, the "Indentures"), between the Company, each of the guarantors named therein (the "Guarantors") and The Bank of New York, as trustee (the "Trustee").  Capitalized terms used herein have the meanings set forth in the Registration Statement, unless otherwise defined herein.

In connection with the opinions expressed below, we have examined the Registration Statement, the form of each of the Indentures filed as Exhibits 4.1, 4.2, 4.3 and 4.4 to the Registration Statement and the form of the New Notes and the New Guarantees included in each of the Indentures.  We have also (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company and the Guarantors, such certificates of public officials, certificates of officers and representatives of the Company and the Guarantors and such other documents and (iii) received such information from officers and representatives of the Company and the Guarantors, and others, as we have deemed necessary or appropriate for the purposes of the opinions hereinafter expressed.

In rendering the opinions expressed herein, we have assumed, without independent verification, with respect to all parties to agreements or instruments relevant hereto that

(a)        the signatures of persons signing all documents in connection with which this opinion is rendered are genuine and authorized;

(b)        all documents submitted to us as originals or duplicate originals are authentic;

(c)        all parties to the documents reviewed by us are duly organized and validly existing and have full power and authority to execute, deliver and perform their obligations under such documents, and that all such documents have been duly authorized by all necessary action on the part of the parties thereto;

(d)       such parties have the power and authority to enter into and perform their respective obligations under such agreements or instruments and to consummate the transactions contemplated thereby; and

(e)        the agreements or instruments have been duly authorized, executed and delivered by such parties, and constitute valid and legally binding obligations of such parties, enforceable against such parties in accordance with their terms.

For the purposes of the opinions expressed herein, we have also relied, with your permission, and without having made any independent investigation with respect thereto, on the correctness of the opinions of Alejandro Sanchez Mujica, General Counsel of the Company, which opinion has been delivered to you on the date hereof for filing with the Commission as Exhibit 5.2 to the Registration Statement, to the effect that (a) the Company has been duly incorporated and is validly existing as a public corporation with variable capital (sociedad anonima bursatil de capital variable) under the laws of Mexico, (b) each of the Guarantors listed on Schedule 1 to such opinion (the "Mexican Guarantors") has been duly incorporated and is validly existing under the laws of the jurisdiction of its incorporation, (c) each of the Company and the Mexican Guarantors has all requisite power, authority and legal right to execute and deliver each of the Indentures, the New Notes and the New Guarantees (together, the "Transaction Documents") and to perform its obligations thereunder, (d) the Company has taken all necessary corporate action to authorize the execution and delivery of, and the performance of its obligations under, the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents, (e) no other proceedings or actions under Mexican law are necessary for each of the Company and the Mexican Guarantors to perform its obligations under the Transaction Documents, (f) under Mexican law, assuming the New Notes have been duly executed and authenticated in accordance with the terms of the applicable Indenture, the New Notes will constitute the legal, valid and binding obligations of the Company, and will be enforceable against the Company in accordance with their terms; and (g) under Mexican law, each of the New Guarantees, when the New Notes are executed and authenticated in accordance with the terms of the applicable Indenture and exchanged by the holders thereof for the applicable Old Notes in the manner contemplated by the Registration Statement and in accordance with the terms of the applicable Indenture, will constitute the legal, valid and binding obligations of each of the Mexican Guarantors and will be enforceable against each of the Mexican Guarantors in accordance with its terms.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original or certified copies and the conformity to original or certified agreements or instruments of all copies submitted to use as conformed or reproduction copies.  As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of the representations and warranties contained in certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company and the Guarantors and assume compliance on the part of all parties to the relevant agreements or instruments with their covenants and agreements contained therein and all laws applicable thereto.

Based upon and subject to the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1.         When (i) the Registration Statement has been declared effective, (ii) each of the Indentures has been duly qualified under the Trust Indenture Act, (iii) each of the Second Supplemental Indentures has been executed and delivered by the Company and the Guarantors, and (iv) the New Notes have been duly executed by the Company and authenticated in accordance with the provisions of the applicable Indenture and issued and delivered against exchange of the Old Notes in accordance with the terms set forth in the prospectus included as part of the Registration Statement, the New Notes will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except (a) as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium, concurso mercantil or other similar laws relating to or affecting the rights of creditors generally, and (b) as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

2.         Each of the New Guarantees, when the New Notes are executed, delivered and authenticated in accordance with the provisions of the applicable Indenture and exchanged by the holders thereof for the applicable Old Notes in the manner contemplated by the Registration Statement and in accordance with the terms of the applicable Indenture, will constitute valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with its terms, except (a) as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium, concurso mercantil or other similar laws relating to or affecting the rights of creditors generally, (b) as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding at law or in equity) and (c) as the waiver of defenses by the Guarantors in such guarantees may be limited by principles of public policy in New York.

We express no opinion herein as to (i) the subject matter jurisdiction of any Federal court in the State of New York; or (ii) the enforceability of any section of each of the Indentures to the extent such provision provides indemnity in respect to any loss sustained as the result of the conversion of a judgment or order rendered by a court or tribunal of any particular jurisdiction and expressed in a currency other than United States dollars.  The enforceability of provisions of each of the Indentures to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

We express no opinion as to (i) the applicability to the obligations of any Guarantor under the applicable New Guarantee of such Guarantor of (or the enforceability of such obligations under) Section 548 of Chapter 11 of Title 11 of the United States Code, as amended, Article 10 of the New York Debtor and Creditor Law, as amended, or any other provision of law relating to fraudulent conveyances, transfers or obligations or (ii) any provisions of the law of the jurisdiction of incorporation of any Guarantor restricting dividends, loans or other distributions by a corporation or other business entity or association for the benefit of its stockholders or similar persons.

To the extent that the obligations of the Company and the Guarantors under the New Notes, the New Guarantees and each of the Indentures, as applicable, may be dependent upon such matters, we have assumed for purposes of this opinion that (i) the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the Trustee has been duly qualified to engage in the activities contemplated by each of the Indentures; (iii) each of the Indentures has been duly authorized, executed and delivered by the Trustee and constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; (iv) the Trustee is in compliance generally and with respect to acting as Trustee under each of the Indentures, with all applicable laws and regulations; and (v) the Trustee has the requisite organizational and legal power and authority to perform its obligations under each of the Indentures.

The opinions expressed herein are limited to the federal laws of the United States of America and the laws of the State of New York, each as currently in effect and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinion expressed herein.  To the extent that the laws of Mexico may be relevant to the opinion expressed herein, we have, with your permission, and without having made any independent investigation with respect thereto, assumed the correctness of the opinions of Alejandro Sanchez Mujica, General Counsel of the Company as to all matters of Mexican law, which opinion has been delivered to you on the date hereof for filing with the Commission as Exhibit 5.2 to the Registration Statement.  This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the opinion expressly stated herein.  The opinions expressed herein are given only as of the date hereof, and we assume no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

This opinion is being rendered to you in connection with the Exchange and may not be relied on by you for any other purpose without our prior written permission.  We consent to your submitting this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading "Validity of the Securities."  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Milbank, Tweed, Hadley & McCloy LLP

Milbank, Tweed, Hadley & McCloy LLP